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                         [NASL SERIES TRUST LETTERHEAD]




                                POWER OF ATTORNEY


I, Richard C. Hirtle, Vice President and Treasurer of NASL Series Trust, do hereby constitute and appoint William J. Atherton, James D. Gallagher, Richard
C. Hirtle, Brian L. Moore, John G. Vrysen, or any of them, to sign Registration Statements to be filed with the Securities and Exchange Commission and to do any and all acts and things and to execute any and all instruments for me and in my name in my capacity as Vice President and Treasurer of NASL Series Trust which said persons may deem necessary or advisable to enable NASL Series Trust to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in connection with such Registration Statements, including specifically, but without limitation, power and authority to sign for me in my name and in my capacity as Vice President and Treasurer of NASL Series Trust any and all amendments (including post-effective amendments); and I do hereby ratify and confirm all that the said persons, or any of them, shall do or cause to be done by virtue of this power of attorney.




September 23, 1994                            /s/ Richard C. Hirtle
------------------                            ---------------------------------
Date                                          Richard C. Hirtle
                                              Vice President and Treasurer